                                                                    EXHIBIT 10.1
                                                CONFIDENTIAL TREATMENT REQUESTED

                                   AGREEMENT


     This AGREEMENT ("Agreement"), effective this 25th day of November, 1996 is
                                                  ----
between AMERICAN HOME PRODUCTS CORPORATION, a corporation of Delaware acting through its WYETH-AYERST LABORATORIES division ("Wyeth-Ayerst") and NEUROGEN CORPORATION, a corporation having a place of business in Branford, CT. ("Neurogen")

     WHEREAS, Neurogen has entered into an exclusive license agreement ("NTIS Agreement", which is attached hereto as Exhibit 1) on January 1, 1992 with the National Technical Information Service ("NTIS"), a primary operating unit of the United States Department of Commerce pursuant to which Neurogen has certain rights under patents owned by the United States of America as represented by the Department of Health and Human Services to make, have made, use, sell, and have sold the compound designated ADCI (hereinafter fully defined) and to practice a process for the preparation of ADCI; and

     WHEREAS, the said Agreement with NTIS as amended by the National Institutes of Health ("NIH") on July 20, 1996, (attached hereto as Exhibit 2) grants Neurogen the right to sublicense its license rights to a nonaffiliated company during the term of that Agreement with the prior approval of the NTIS; and

     WHEREAS, Neurogen also owns patent rights on improved processes for the preparation of ADCI, as well as certain other rights in Technological Data (as defined below), which rights can be directly licensed to a Neurogen sublicensee; and

     WHEREAS Neurogen wishes to sublicense its rights under the NTIS Agreement to ADCI and to license its patent rights in improved processes for preparing ADCI and other rights in Technological Data to Wyeth-Ayerst; and

     WHEREAS Wyeth-Ayerst wishes to he granted a sublicense to Neurogen's licensed rights to ADCI and a license to Neurogen's patent rights to improved processes for the preparation of ADCI and other rights in Technological Data;

     NOW, THEREFORE, Wyeth-Ayerst and Neurogen agree as follows:

ARTICLE 1. DEFINITIONS

     1.1 "ADCI" shall mean [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     1.2 "Affiliate" shall mean any corporation or other business entity, which either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control of such party. As used herein, the term "control"

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

means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise. As relates to this Agreement, Affiliate shall not mean [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] unless American Home Products Corporation (AHPC) shall have acquired all of the voting stock thereof, or if governance covenants currently limiting AHPC control of said companies are otherwise lifted.

     1.3 ""Neurogen Patents" shall mean any and all patents and patent applications for letters patent licensed to or owned by Neurogen as of the date of this Agreement, which are directed to ADCI and the processes for the preparation thereof and which are listed in Schedule A attached hereto, any patents issuing from such applications, all divisions, continuations, continuations-in-part and all patents granted thereon; as well as all other patents, including any reissues, renewals, reexaminations, extensions or patents of addition thereto, all of which have not lapsed, become abandoned or been declared invalid or unenforceable by a final decision or judgment of a court or tribunal of competent jurisdiction.

     1.4 "Wyeth-Ayerst Patents" shall mean any and all patents and patent applications which are licensed to or owned by Wyeth-Ayerst, which are directed to any Improvements to ADCI, the processes for the preparation thereof, or to Product, any patent issuing from such applications, all divisions, continuations, continuations-in-part and all patents granted thereon; as well as all other patents, including any reissues, renewals, reexaminations, extensions or patents of addition thereto, all of which have not lapsed, become abandoned or been declared invalid or unenforceable by a final decision or judgment of a court or tribunal of competent jurisdiction.

     1.5 "Improvements" shall mean [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     1.6 "Technological Data" shall mean any technical data or information which Neurogen possesses and has rights to license hereunder relating to ADCI, the processes for the preparation thereof and Product which may be necessary or useful to exercise the rights granted under this Agreement and to obtain regulatory approval of the Product in the Territory. The term includes without limitation specifications or equipment necessary for preparation of ADCI, manufacture, methods of production, and formulation of the Product, the chemical and physical properties of ADCI, preclinical and clinical studies including safety and efficacy data relative to current and future therapeutic indications for the Product, procedures of testing and requirements of control. The term shall also include copies of all registration dossiers submitted to drug regulatory authorities relating to the Product.

     1.7 "Product" shall mean [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     1.8 "Net Sales" shall mean [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     1.9  "Territory" shall mean the entire world

     1. 10     "Trademark" shall have the meaning set forth in Article 17.


ARTICLE 2. GRANT OF LICENSE

     2.1 Neurogen hereby grants to Wyeth-Ayerst for the consideration specified hereinafter, an exclusive sublicense of all rights under Neurogen Patents arising from the NTIS Agreement and under Technological Data to make and have made ADCI and to make, have made, use, sell, and have sold Products formulated with ADCI in the Licensed Territory (as such term is defined in the NTIS Agreement).

     2.2 Neurogen hereby grants to Wyeth-Ayerst for consideration specified hereinafter an exclusive license under Neurogen Patents and Technological Data directed to improved processes for the preparation of ADCI to make and have made ADCI in the Territory.

     2.3 Wyeth-Ayerst hereby accepts the grants made in Article 2.1 and 2.2 and recognizes and accepts the reservations of rights by and on behalf of the United States Government provided for in Article III of the NTIS Agreement.


ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

Each party hereby represents and warrants to the other party as follows:

     3.1 Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party's ability to perform its obligations under this Agreement.

     3.2 Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and
(b) has taken all necessary corporate action on its part to authorize the execution and delivery of this

Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

     3.3 All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

     3.4 Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such party, except such consents as have been received prior to the date hereof.

     3.5 All royalties (but not other payments) that are or may become due by Neurogen to the National Technical Information Services (NTIS) as a result of
Section 4.3 of the NTIS Agreement shall remain the sole responsibility of Neurogen, except as may be specifically provided for otherwise in this Agreement, it being further understood that the royalty payments to be made by Wyeth-Ayerst to Neurogen are inclusive of the royalty payments payable by Neurogen to NTIS. Neurogen agrees to indemnify Wyeth-Ayerst against any loss, damage or other liability which may be sustained by Wyeth-Ayerst as a consequence of any failure of Neurogen to make any such payment; provided that Wyeth-Ayerst has made all royalty payments due to Neurogen hereunder within the required time.

     3.6 Neurogen shall not take any action provided for in Article VIII of the NTIS Agreement to terminate the NTIS Agreement, including without limitation modification or termination of the NTIS Agreement, without the express written approval or consent of Wyeth-Ayerst, unless required by regulation or law, in which case Neurogen shall immediately notify Wyeth-Ayerst in writing of the action so required. Any action taken by Neurogen contemplated by this Article
3.6 without such written consent and approval shall be deemed a breach and basis for immediate termination of this Agreement as provided for in Article 22 hereof.

     3.7 Such party (a) owns or is the licensee of the patent applications listed on the attached Schedule A; (b) has received no notice of infringement or misappropriation of any alleged rights asserted by any third party in relation to any technology to be used by it in connection with the grant of the licenses herein; (c) is not in default with respect to any license agreement related to the grant of the licenses herein; and (d) is not aware of any patent, trade secret or other right of any third party which could materially adversely affect its ability to carry out its responsibilities under this Agreement or the other party's ability to exercise or exploit any license granted to it under this

Agreement. Such party agrees to immediately notify the other party in writing in the event such party hereafter receives a notice of the type referred to in (b) above, becomes in default under any license agreement referred to in (c) above, or becomes aware of any patent, trade secret or other right of the nature referred to in (d) above.

     3.8 Nothing in this Agreement shall be construed as a representation made, or warranty given, by Neurogen or AHPC (a) that any patent will issue based upon any pending patent application within the patent rights, (b) that any patent within the patent rights which issues will be valid, or (c) that, except for the provisions of Article 3.7 herein which shall not be affected by this Article 3.8, the use of any license granted hereunder or the use of any patent rights will not infringe the patent or proprietary rights of any other person. Furthermore, neither Neurogen nor AHPC makes any representations or warranties, express or implied, with respect to the patent rights except as provided in
Article 3.7.


ARTICLE 4. IMPROVEMENTS

     4.1 It is hereby mutually agreed that any Improvement, whether believed to be patentable or unpatentable, shall be communicated by the party making or discovering the Improvement to the other party to this Agreement within sixty
(60) days after the Improvement is first reduced to writing.

     4.2 All Neurogen or joint Neurogen/Wyeth-Ayerst Improvements, whether patented or not, shall be part of the patent rights sublicensed and licensed by Neurogen to Wyeth-Ayerst during the term of this Agreement.

     4.3 Each party has sole right, title, and interest in and to any patentable Improvement [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     4.4 Neurogen and Wyeth-Ayerst both agree to submit to the other for consideration and advice all patent applications for any Improvement before filing same, to transmit promptly to the other each action and correspondence as soon as received from the relevant patent office, to submit to the other for consideration and advice all responses to and correspondence with the relevant patent office before filing same, and to give due consideration to the advice of the other in this regard. The party having title to the Improvement, however, shall have ultimate authority and responsibility for all patent applications, responses to and correspondence with the relevant patent offices.

     4.5 If a party does not desire to obtain or maintain patent protection on any patentable Improvement invented solely or jointly by its employees or consultants, then it shall notify the other party of such decision and, unless there is reason to maintain the

Improvement as a trade secret, the other party shall have the right, but not the obligation, to obtain and maintain patent protection [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and shall have sole right, title, and interest in and to any patents on the Improvement.

ARTICLE 5. NTIS AGREEMENT

     5.1 Wyeth-Ayerst acknowledges Neurogen's obligations under the NTIS Agreement, and all of the limitations, restrictions and conditions on Neurogen's rights under the NTIS Agreement. Notwithstanding any other terms of this Agreement. Wyeth-Ayerst agrees to honor all such limitations, restrictions and conditions as if it were Neurogen and to perform on Neurogen's behalf all of the obligations of Neurogen under the NTIS Agreement, other than the payment of royalties pursuant to Articles 4.3 through 4.9 of the NTIS Agreement (which shall be paid by Neurogen out of the royalties Neurogen receives from Wyeth-Ayerst). [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

ARTICLE 6. WYETH-AYERST'S DEVELOPMENT OBLIGATIONS

     6.1 Wyeth-Ayerst acknowledges Neurogen's obligations regarding development of ADCI as provided for in Article VII of the NTIS Agreement and [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. To the extent that NTIS agrees to modify the requirements of that
Article VII, or to waive any failure to perform the requirements thereof Wyeth-Ayerst's obligations to Neurogen hereunder shall similarly be modified or waived.

     6.2 As soon as practical and not later than one (1) month after execution of this Agreement, Neurogen shall disclose to Wyeth-Ayerst all Technological Data (to the extent not previously made available to Wyeth-Ayerst) relating to ADCI.

     6.3 As regards the development to be conducted for the registration of the Product in the U.S.A., the parties agree that filing IND by the end of [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and NDA in [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] represents a reasonable goal, and Wyeth-Ayerst shall endeavor to achieve each of the aforesaid steps in due time. Three months prior to each of the above mentioned dates, the parties will meet in order to examine the stage of the development and if any delay has occurred, examine the reasons thereof and/or seek possible remedies thereto. If Wyeth-Ayerst can provide no reasonable justification for such delay, Neurogen shall be entitled to provide written notice to Wyeth-Ayerst of Wyeth-Ayerst's failure of adequate performance, and if Wyeth-Ayerst within 60 days cannot provide a plan reasonably acceptable to Neurogen to rectify the alleged unfounded delay

Neurogen shall [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]. Nothing in this Article 6.3 shall be interpreted to modify Article 6.1 or excuse any failure to perform Article 6.1

     6.4 It is hereby understood and agreed that with respect to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION], Wyeth-Ayerst shall be [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

ARTICLE 7. APPROVAL

     7.1 Wyeth-Ayerst shall use its [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] efforts to secure registrations for the Product in all countries of the Territory, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

     7.2 Neurogen shall be entitled to inspect the registration dossiers prior to the filing of the application. Three months after filing, at the latest, Wyeth-Ayerst shall provide Neurogen with a copy of the registration dossier.

     7.3 Wyeth-Ayerst shall provide Neurogen with copies of all approvals granted by regulatory authorities throughout the world to Wyeth-Ayerst regarding the Product.

ARTICLE 8. PAYMENTS

     8.1 Wyeth-Ayerst agrees to pay Neurogen, subject to Neurogen's option to forego the equity payments described in Article 8.1(b) below as set forth in the Stock Purchase Agreement, the following amounts upon the achievement of the events indicated:

     a) upon execution of this Agreement, $750,000 in cash and $750,000 in equity, which latter payment shall be effectuated as provided in Article 1.1(a) of the Stock Purchase Agreement entered into by the parties on even date with this Agreement (the Stock Purchase Agreement);

     b) as equity payments as provided in Articles 1.1(b) and (c) of the Stock Purchase Agreement:

          [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     c)  as cash payments:

     [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

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

     None of the payments or equity investments described in this Article 8.1 shall be refundable.

ARTICLE 9. DIRECT LICENSES

     9.1 If necessary for commercialization of the Product, Wyeth-Ayerst may at any time request from Neurogen and Neurogen agrees to grant directly to Wyeth-Ayerst Affiliates in any countries of the Territory equivalent rights as granted to Wyeth-Ayerst, subject to any approval by NTIS required under the NTIS Agreement. Accordingly, upon receipt of Wyeth-Ayerst's request, Neurogen shall enter into and sign a separate direct sublicense/license agreement or agreements with the companies designated by Wyeth-Ayerst in the request. All direct sublicense/license agreements entering into force under this paragraph shall be prepared by Wyeth-Ayerst and shall contain terms and conditions which are consistent with those of this Agreement, subject only to such modifications as may be required by the laws or regulations of the country to be demonstrated by Wyeth-Ayerst in which such direct sublicense/license still be exercised, including, but not limited to changes in the rate of royalty restrictions against the remittance thereof, and limitations upon the term of duration of said direct sublicense/license agreement. Notwithstanding the foregoing, Neurogen shall not be required to enter into any agreement on terms which, in the aggregate, are less favorable than those set forth in this Agreement. In those countries in which the validity of such a direct sublicense/license agreement requires prior government approval or registration, such direct sublicense/license agreement shall not be binding or have any force or effect until the required governmental approval or registration has been granted.

ARTICLE 10. ADCI AND PRODUCT MANUFACTURE

Wyeth-Ayerst shall have the exclusive right to make or have made all of its requirements of ADCI and Product for development and commercial marketing purposes throughout the Territory, based on its exclusive rights granted pursuant to this Agreement.

     10.1 Wyeth-Ayerst represents and warrants that its production and quality control of ADCI and Product shall meet all appropriate standards set by the Food and Drug Administration (FDA) and other appropriate regulatory agencies, including those of Good Manufacturing Practices (GMP). Wyeth-Ayerst shall maintain the registration of the manufacturing facilities with the appropriate regulatory authorities insofar as necessary or advisable in order to maintain the supply of ADCI.

     10.2 Wyeth-Ayerst or its Affiliate shall manufacture, analyze and store the Product in accordance with the Technological Data and by applying manufacturing, analytical and storage instructions as defined by GMP standards.

ARTICLE 11. MARKETING OF THE PRODUCT

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

     11.1 Wyeth-Ayerst shall use [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] efforts to promote the sales of the Product in the Territory.

     11.2 As soon as practical before NDA approval, and by the first day of each calendar year at the latest, Wyeth-Ayerst shall provide Neurogen with Wyeth-Ayerst's good faith sales forecast for the forthcoming two (2) year period. Such forecast shall include Wyeth-Ayerst's intended promotional activities for each ensuing year of reference. Thereafter on an annual basis until the sixth year of sales in major countries of the world, Wyeth-Ayerst will continue to provide to Neurogen such rolling two (2) year sales forecasts.

     11.3 In its written and verbal information to the medical profession and patients, Wyeth-Ayerst shall represent the Product in a manner consistent with the Technological Data.

ARTICLE 12. ROYALTIES

     12.1 In consideration of the rights granted to Wyeth-Ayerst by Neurogen under Article 2 hereof, Wyeth-Ayerst shall pay Neurogen a royalty for Product sold in the Territory by Wyeth-Ayerst, Wyeth-Ayerst's Affiliates and all direct and indirect sublicenses under such rights.

     12.2 During the term of this Agreement, and subject to the potential limitation set forth in this Article 12.2, Wyeth-Ayerst shall continue to pay to Neurogen royalties equivalent to the specific percentages of the Net Sales of Wyeth-Ayerst, its Affiliates and all direct and indirect sublicenses, as indicated below, in the Territory:

               [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

     12.3 No royalties as set forth in this Article shall be payable on intercompany sales transactions as between or among Wyeth-Ayerst or by sale of Product by Wyeth-Ayerst to its distributors, the final vendee sale to the trade, alone being used for the purposes of determining the royalty payments due hereunder. The Product, subject to royalty payment, shall be deemed sold when invoiced or if not invoiced, when the same shall he shipped or delivered to the third party.

     12.4 The royalties provided for herein shall accrue and be payable by Wyeth-Ayerst in national currency, where earned, and shall be paid to Neurogen within forty-five (45) days following the end of each calendar quarter in which the royalty is earned, provided that:


          a) if law or regulation permits the conversion of such currency into U.S. dollars, the same shall be converted into

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

     the equivalent value in U.S. currency in accordance with Article 4.6 of the NTIS Agreement and paid in U.S. currency to Neurogen;

          b) if the conversion into and/or remittance of U.S. currency is subject to administrative authorization, appropriate action will be taken with the competent authorities applying diligent efforts to obtain such authorization so as to pay the royalty in U.S. currency within the time stipulated for payment of the royalty; and

          c) if by law, regulations or fiscal policy of a country, conversion into or transfer of U.S. currency is restricted or forbidden, the payment of such royalty by Wyeth-Ayerst shall be made in U.S. Dollars out of separate Wyeth-Ayerst funds; and

          d) if any royalty payments are overdue, late charges will be applied on the full amount of the late payment at the rates required by the Department of Treasury and imposed on Neurogen's payments to NTIS, as provided in Article 4.6 of the NTIS Agreement.

     12.5 Each royalty payment shall be accompanied by a report in writing showing for each country the period for which said payment is made, the Net Sales of the Product during said period, the number of units sold (separately listed according to the presentations and packing sizes) and the amount of royalty accrued thereon. Within forty-five (45) days after each June 30th and December 31st, Wyeth-Ayerst shall submit to Neurogen reports as required under
Article 4.5 of the NTIS Agreement.

     12.6 Wyeth-Ayerst shall keep records as provided in Article 4.7 of the NTIS Agreement and make them available for inspection by NTIS and Neurogen in accordance with that Article 4.7.

     12.7 All taxes, assessments, fees and charges, if any, levied under income tax laws or regulations with respect to payments due to Neurogen hereunder (other than such amounts levied with respect to the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] royalty owed by Neurogen to NTIS) shall be for the account of Neurogen and will be deducted by Wyeth-Ayerst and Wyeth International Limited (serving as Wyeth-Ayerst's agent for administering the rights and obligations of Wyeth-Ayerst arising under this Agreement in countries outside the United States, its territories, possessions, and the Commonwealth of Puerto Rico) and/or the Wyeth-Ayerst Affiliates from such payments due to Neurogen. Amounts levied with respect to the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] royalty owed by Neurogen to NTIS shall be for the account of Wyeth-Ayerst and will not be so deducted from royalty payments due to Neurogen. Receipts for all such taxes, assessments, fees and charges advanced by

Wyeth-Ayerst, Wyeth-Ayerst International Inc., and/or the Wyeth-Ayerst Affiliates to the taxing authorities will be secured by Wyeth-Ayerst, Wyeth International, and/or the Wyeth-Ayerst Affiliates and sent to Neurogen.

ARTICLE 13. EXCHANGE OF EXPERIENCE

     13.1 The parties hereto shall promptly and fully inform each other of any side effects or adverse reactions or suspected side effects or adverse reactions encountered by, or reported to them in respect of the Product. They shall confer regarding the best measures to be taken in view thereof; provided, however, that either party shall be free to report such adverse reactions or suspected side effects to governmental agencies as required by law or regulation.

ARTICLE 14. IMPROVEMENTS

     14.1 All Improvements to the Product owned by either party during the term of the Agreement, if not patented, shall be disclosed to the other party and, on Wyeth-Ayerst's request, Neurogen shall grant to Wyeth-Ayerst a royalty-free license to utilize such Neurogen Improvements with regard to the manufacture, use or sale of the Product. Such improvements which are patented by either party during the term of the Agreement shall be disclosed to the other party and, on Wyeth-Ayerst's request, during the term of this Agreement, Neurogen shall grant to Wyeth-Ayerst a royalty-free license to utilize such Neurogen Improvements with regard to the manufacture, use or sale of the Product for the term of the Agreement. Prior to termination of the Agreement, the parties shall negotiate an agreement (which shall survive this Agreement) for a license at a royalty not to exceed [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of Net Sales in the aggregate for any Product dominated by such Improvement patent or patents for the balance of their term.

ARTICLE 15. PATENT RIGHTS

     15.1 Neurogen shall retain full title to all Neurogen Patents licensed hereunder, except that NTIS retains title to the patents covered by the NTIS Agreement.

     15.2 [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shall he responsible for maintaining all Neurogen Patents sublicensed and licensed to Wyeth-Ayerst hereunder, at its own expense. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shall be responsible for making payments to NTIS to compensate NTIS for the prosecution and maintenance of the NTIS patents as provided in Articles 4.2 and 4.10 of the NTIS Agreement. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shall be responsible for prosecuting and maintaining at its own expense any patents and patent applications that may hereafter be filed in its own name.

     15.3 Should Neurogen wish to abandon any licensed Neurogen Patent, it will first offer Wyeth-Ayerst the opportunity of continuing at its own expense with the maintenance of the patents involved.

     15.4 Wyeth-Ayerst shall be entitled on a country basis to terminate its sublicense or license to any Neurogen Patent and/or any Neurogen Improvement patent which, in its sole opinion, it shall deem unnecessary to its commercial interests with respect to Product; provided however that if Wyeth-Ayerst continues to sell Product in any country where it has terminated its license or sublicense hereunder, and so long as there is an unexpired or valid patent licensed or sublicensed hereunder, Wyeth-Ayerst shall continue to pay royalties as provided in Article 12, and that termination of payments to NTIS under
Article 4.2 of 4.10 of the NTIS Agreement with respect to any NTIS patent shall be a breach of this Agreement. In the event Wyeth-Ayerst so terminates, Wyeth-Ayerst shall not be further responsible for the maintenance of any such terminated patent right(s).

     15.5 With respect to any Neurogen Patent (other than the NTIS patents), Neurogen will designate Wyeth-Ayerst as its agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the patent subject matter where available in any country in the Territory, or if not feasible, at [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] option, permit Wyeth-Ayerst to file in Neurogen's name or diligently obtain such extension for Wyeth-Ayerst or its Affiliate(s) at [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] expense. Furthermore, Neurogen agrees to provide reasonable assistance, at no out-of-pocket expense, to facilitate Wyeth-Ayerst's efforts to obtain any extensions of any Neurogen Patent, including the NTIS patents.

ARTICLE 16. TRADEMARKS

     16.1 During the term of development of Product using ADCI, and before actual marketing of Product, Wyeth-Ayerst shall select trademark(s) for Products.

     16.2 Wyeth-Ayerst shall bear the cost of the filing and renewal of trademark applications for the trademark(s) and the costs associated with any other activities relating to perfecting rights in and to trademark(s) in any country of the Territory. Wyeth-Ayerst shall own all rights, title, and interest in and to the trademark(s) in its own name or that of its Affiliates during and after the term of this Agreement.

ARTICLE 17. MARKINGS

     17.1 Wyeth-Ayerst shall identify Product in accord with the provisions of
Article V of the NTIS Agreement.

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

 ARTICLE 18. ENFORCEMENT

     18.1 Wyeth-Ayerst is cognizant of the obligations of Neurogen and the United States Government, as the respective parties to the NTIS Agreement, regarding the issue of elimination of possible infringement of the United States Government-owned patents licensed to Neurogen under the NTIS Agreement. In the event Wyeth-Ayerst becomes aware of possible infringement of any Neurogen Patent licensed to Neurogen by the United States Government, Wyeth-Ayerst will then proceed in accordance with Article VI of the NTIS Agreement as a sublicensee of Neurogen, and in accordance with any modifications to the terms and conditions of Article VI of the NTIS Agreement, which arise as a result of the modification to the exclusivity term of the NTIS Agreement as a result of the July 20, 1996 NIH Amendment of the NTIS Agreement.

     18.2 With respect to any Neurogen Patents owned directly by Neurogen or any Neurogen Improvement patents, if Wyeth-Ayerst becomes aware of possible infringement thereof, Wyeth-Ayerst will so notify Neurogen. Wyeth-Ayerst can by itself take proceedings, in the name of Neurogen and/or Wyeth-Ayerst, to restrain such infringement. Such proceedings are at Wyeth-Ayerst's sole expense, and Neurogen shall reasonably cooperate, at Wyeth-Ayerst's expense, with Wyeth-Ayerst in these proceedings. Any damages and costs recovered are for Wyeth-Ayerst's sole benefit, except that Wyeth-Ayerst shall pay to Neurogen from such damages and costs an amount equal to the royalties which would have been due Neurogen if the infringing sales had been made by Wyeth-Ayerst or its Affiliates. At said proceedings, Neurogen can be represented by its own counsel, at Neurogen's own expense.

If Wyeth-Ayerst reasonably concludes that a license under any third party patent is necessary in order to make, use or sell Products in the Territory, and if neither Wyeth-Ayerst nor Neurogen are able to obtain such license on terms reasonably acceptable to both, then Wyeth-Ayerst and Neurogen shall negotiate in good faith to reach an agreement on the return of all or a portion of the payments made, and the related shares of common stock issued, pursuant to
Article 8 and a termination of the licenses granted hereunder in the case where Wyeth-Ayerst reasonably concludes that Wyeth-Ayerst, without such license, would be precluded from selling Products in the Territory.

ARTICLE 19. INDEMNITY

     19.1 Wyeth-Ayerst shall indemnify and hold Neurogen and its Affiliates harmless, and hereby forever releases and discharges Neurogen, and its Affiliates, from and against all claims, demands, liabilities, damages and expenses, including attorneys' fees and costs (collectively, "Liabilities") arising out of the development, manufacture, use or sale of Products hereunder including but not limited to all Liabilities suffered or incurred in connection with third party claims for personal injuries or any product recall; except in each case to the extent such Liabilities resulted from gross negligence, recklessness or intentional misconduct of Neurogen. Neurogen shall indemnify and hold Wyeth-Ayerst and its Affiliates and direct licensees/sublicenses harmless and forever release and discharge Wyeth-Ayerst and its Affiliates and direct licensees/sublicenses from and against all claims, demands, liabilities, damages and expenses, including attorney's fees and costs (collectively, "Liabilities") arising out of any gross negligence, recklessness or intentional misconduct by Neurogen during Neurogen's development of ADCI up to the effective date of this Agreement, including all toxicology and other preclinical studies done by Neurogen or its agents and subcontractors, including but not limited to Liabilities suffered or incurred in connection with third party claims for personal injuries or any product recall. The provisions of this Article 19 shall remain in force indefinitely following the term of this Agreement.

ARTICLE 20. CONFIDENTIALITY

20.1 All confidential information relating to each of ADCI and Product made available by or on behalf of Neurogen to Wyeth-Ayerst or by Wyeth-Ayerst to Neurogen shall be kept secret and confidential by Wyeth-Ayerst and Neurogen, respectively, and, except as hereinafter specifically provided, shall not be disclosed other than to the respective directors, officers and employees of Wyeth-Ayerst and Neurogen, and, if and to Neurogen's and Wyeth-Ayerst's consultants and manufacturing agents engaged directly or indirectly in its operations relating to ADCI and Product, who have first been properly instructed, respectively, by Wyeth-Ayerst and Neurogen to maintain such information in confidence.

     20.2 Each of Wyeth-Ayerst and Neurogen shall take all such steps as are reasonable necessary to ensure that its directors, officers and employees and those of its Affiliates, consultants, and manufacturing agents to whom it shall disclose any said information shall not disclose the same to any unauthorized person.

     20.3 Either party, however, may disclose information received from the other
          a) to the extent necessary to obtain governmental approvals on the part of Wyeth-Ayerst, Neurogen, and their respective Affiliates;

          b) to the extent necessary to inform the medical profession, pharmacists and the consumers of the Product;

          c) if the information, according to the records of the receiving party, was known to that party before receipt thereof from or on behalf of the divulging party;

          d) if the information was in the public domain at the time of its receipt, or entered the public domain thereafter through no fault of the receiving party hereunder; and

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

          e) if the information, subsequent to its receipt, was also disclosed to the recipient party hereunder by a third party who was under no obligation of confidentiality to the divulging party hereunder.

     20.4 The provisions of this Article shall remain in force during the period of this Agreement and for a further period of five (5) years after the termination of this Agreement.

ARTICLE 21. PUBLICITY

     21.1 The parties to this Agreement agree that public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Exhibit 3 hereto, and thereafter, each party shall be entitled to make and publish any public statement consistent with the contents thereof. Neurogen and Wyeth-Ayerst will jointly discuss and agree on any statement to the public regarding this Agreement or any aspect of this Agreement, subject in each case to disclosure otherwise required by law or regulation as determined in good faith by each party. The terms of this agreement may not be disclosed except to 1) government agencies where required by law, or 2) legal or financial advisors and accountants of a party hereto.

ARTICLE 22. TERM AND TERMINATION

     22.1 This Agreement shall come into effect on the date first above written. It shall continue in full force and effect in each country of the Territory for the longer of (a) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] or (b) [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] each country and the obligation to pay royalties according to
Article 11 shall not be extended by virtue of patentable Improvements to the Product which shall be made known by Neurogen to Wyeth-Ayerst. Upon expiration of this Agreement with respect to any country of the Territory, Wyeth-Ayerst shall be deemed to have a fully-paid, royalty-free (except with respect to royalties payable on Improvements covered by unexpired Neurogen patents) license to the Technological Data to make or have made, use or sell ADCI and Product as well as to freely utilize all data generated hereunder or received from Neurogen by Wyeth-Ayerst without Wyeth-Ayerst's having further obligation to Neurogen.

     22.2 Wyeth-Ayerst shall be free to terminate this Agreement in its own discretion at any time upon 60 days' written notice.

     22.3 Either party hereto shall be entitled to terminate this Agreement immediately by written notice to the other party if the other party shall commit a breach of any material condition herein contained and shall not within sixty
(60) days from receipt of notice of such breach by the complaining party take steps to remedy the same (if capable of remedy), offer full compensation therefor, or submit a plan for rectification if the alleged breach cannot in fact be rectified within the 60-day period.

     22.4 This Agreement may be terminated at once by either party giving notice to the other if the other is insolvent or has committed an act of bankruptcy or an offer is made or resolution passed for the winding up of either party or if either party shall have disposed of its business or principal interest or been sequestrated or confiscated.

     22.5 Upon termination of this Agreement pursuant to Articles 22.2, 22.3, 22.4, or prior to its coming to full term, Wyeth-Ayerst undertakes:

          a) to return to Neurogen or to a company designated by Neurogen all Technological Data disclosed by Neurogen to Wyeth-Ayerst within thirty (30) days and without charge,

          b) to furnish to Neurogen or to a company designated by Neurogen all Technological Data which Wyeth-Ayerst may have obtained or compiled on ADCI and the Product since the beginning of Wyeth-Ayerst's evaluation, and,

          c) not to use directly or indirectly all said Technological data for the benefit of itself or of any third party in any way whatsoever without prior written consent of Neurogen.

     22.6 In the event that this Agreement is terminated prior to its full term, either voluntarily by Wyeth-Ayerst pursuant to Article 22.2, or involuntarily pursuant to Article 22.3 or 22.4, Wyeth-Ayerst shall authorize the transfer of all governmental approvals for the Product to Neurogen or a third party designated by Neurogen.

     22.7 Upon the termination by Neurogen of this Agreement for cause or upon Wyeth-Ayerst's voluntarily relinquishing its rights under this Agreement, Neurogen, its Affiliates and/or Neurogen's other licensees shall continue to have the right to use any of Wyeth-Ayerst's Technological Data and Patents in the Territory.

     22.8 Termination of this Agreement shall not relieve either party of any accrued rights or obligations hereunder, including but not limited to accrued rights and obligations under Articles 3, 5, 8, 12,19 or 20.

ARTICLE 23. HART-SCOTT-RODINO DETERMINATION

     23.1 This Agreement shall be binding on the parties, but shall have no force or effect until either Wyeth-Ayerst determines that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) is not required or if Wyeth-Ayerst determines that such a filing is required, the waiting period shall have expired or been terminated. If so filed, and if an HSR determination by the U.S. Government shall hold that the terms and conditions of this Agreement are invalid, then Neurogen shall immediately return all payments made by Wyeth-Ayerst under Article 8 of this Agreement, provided, however, if the objections registered by the U.S. Government, in Wyeth-Ayerst's determination, may be resolved, the parties shall, in good faith, negotiate new terms and conditions related to this Agreement, to the extent possible, before termination of this Agreement and return of payments under Article 8.

ARTICLE 24. FORCE MAJEURE

     24.1 In the event that the performance of this Agreement or of any obligation hereunder, other than payment of money as herein provided by either party hereto is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which, could not by reasonable diligence have been avoided by such party, the party so affected, upon giving prompt notice to the other party, as to the nature and probable duration of such event shall he excused from such performance of the extent and for the duration of such prevention, restriction or interference, provided that the party so affected shall use its reasonable efforts to avoid or remove such cause of non-performance and shall fulfill and continue performance hereunder with the utmost dispatch whenever and to the extent such cause or causes are removed.

     24.2 For the purpose of the preceding subsection but without limiting the generality thereof the following shall be considered as not within the control of the respective party: acts of God, acts of omissions of a governmental agency, compliance with the request, recommendations, rules, regulations or orders of any governmental authority or any officer, department, agency or instrument thereof, flood, storm, earthquake, fire, war, riots, insurrection, accidents, acts of the public enemy, invasion, quarantine restrictions, strike, lockout, differences with workmen, embargoes, delays or failures in transportation and acts of similar nature.

ARTICLE 25. NON-ASSIGNABILITY

     25.1 Except with respect to Affiliates, this Agreement and the rights and obligations hereunder shall not be assignable by either of the parties without the previous written consent of the other party.

ARTICLE 26. AMENDMENTS

     26.1 This Agreement constitutes the entire agreement between the parties and, except as expressly permitted, the provisions of this Agreement shall not be changed or amended except by an instrument in writing.

ARTICLE 27. SEVERABILITY

     27.1 Should any provision of this Agreement become or prove to be null and void, this will be without effect on the validity of the Agreement as a whole. Both parties will, however, endeavor to replace the void provisions by a valid one which in its commercial effect will satisfy the spirit and intention of the Agreement.

ARTICLE 28. GOVERNING LAWS

     28.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

ARTICLE 29. WYETH-AYERST INTERNATIONAL INC.

     29.1 Wyeth-Ayerst hereby appoints Wyeth-Ayerst International Inc., a New York Corporation, with its principal offices at St. Davids Center, 150 Radnor-Chester Road, St. Davids, Pennsylvania 19087 as its agent for purpose of administering the rights and obligations of Wyeth-Ayerst for all activities attendant to the exercise of the rights accruing to Wyeth-Ayerst hereunder for all counties of the world, aside from the United States of America, its territories, possessions, and the Commonwealth of Puerto Rico, including but not limited to the collection, payment and reporting of royalties accrued on sales in countries under the jurisdiction of Wyeth International Limited as well as the manufacture, registration, sale or distribution of the Product as covered by the terms of this Agreement.

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

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day, month, and year first above written.

AMERICAN HOME PRODUCTS CORPORATION  NEUROGEN CORPORATION


BY:   GERALD A. JIBILIAN                 BY:   HARRY H. PENNER, JR.
   --------------------------------         ---------------------------------


The undersigned Wyeth-Ayerst International Inc., hereby accepts the designation and appointment as agent for American Home Products Corporation as set forth in
Article 27 hereof.

WYETH-AYERST INTERNATIONAL INC.


BY:  PHILIP A. JOHNSON
   ---------------------------

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